Exhibit 23.2

Consent of PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100671) of U.S. Bancorp of our report dated June 28, 2002 relating to the financial statements of U.S. Bancorp 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 27, 2003